EXHIBIT 99.2

Quarterly Supplemental Information
June 30, 2016

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 48 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this discussion contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 39.
Each of the non-GAAP measures included in this discussion has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this discussion may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this discussion from time to time in light of its then existing operations to include other adjustments that may affect its operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer and operator of high-quality, Class A office properties located in select sub-markets of major U.S. cities. Its geographically-diversified, approximately $5 billion portfolio is comprised of approximately 19 million square feet (as of the date of release of this report; inclusive of developments and joint ventures). The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	June 30, 2016	December 31, 2015
Number of consolidated office properties (1)	66	69
Rentable square footage (in thousands) (1)	18,452	18,934
Percent leased (2)	91.4%	91.5%
Capitalization (in thousands):
Total debt - principal amount outstanding	$1,894,616	$2,040,970
Equity market capitalization (3)	$3,128,246	$2,747,260
Total market capitalization (3)	$5,022,862	$4,788,230
Total debt / Total market capitalization (3)	37.7%	42.6%
Total debt / Total gross assets	35.4%	37.5%
Common stock data:
High closing price during quarter	$21.54	$19.82
Low closing price during quarter	$19.44	$18.05
Closing price of common stock at period end	$21.54	$18.88
Weighted average fully diluted shares outstanding during quarter (in thousands)	145,699	146,014
Shares of common stock issued and outstanding at period end (in thousands)	145,230	145,512
Annual dividend per share (4)	$0.84	$0.84
Rating / Outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	139	143

(1)
As of June 30, 2016, our consolidated office portfolio consisted of 66 properties (exclusive of our equity interest in one property owned through an unconsolidated joint venture, two properties under development, and one property that was taken out of service for redevelopment on January 1, 2014, 3100 Clarendon Boulevard in Arlington, VA). There were no acquisitions or dispositions of office properties completed during the first quarter of 2016. During the second quarter of 2016, we sold 1055 East Colorado Boulevard, a 176,000 square foot office building located in Pasadena, CA; Fairway Center II, a 134,000 square foot office building located in Brea, CA; and 1901 Main Street, a 173,000 square foot office building located in Irvine, CA.

(2)
Calculated as square footage associated with commenced leases plus square footage associated with uncommenced leases for vacant spaces, divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties, two development properties, and one out of service property. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)	Total of the per share dividends paid over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon	Raymond L. Owens
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Accounting Officer and	Chief Investment Officer and Executive Vice
and Director	Vice President	Senior Vice President	President

Joseph H. Pangburn	Thomas R. Prescott	Carroll A. Reddic, IV	C. Brent Smith
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Southwest Region	Midwest Region	Real Estate Operations and Assistant	New York Region and Strategic
		Secretary	Investments

George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,
Southeast Region	Mid-Atlantic Region and
Head of Development

Board of Directors

Michael R. Buchanan	Kelly H. Barrett	Wesley E. Cantrell	Barbara B. Lang
Director and Chairman of the	Director	Director and Chairman of	Director
Board of Directors		Governance Committee

Frank C. McDowell	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director, Vice Chairman of the	Chief Executive Officer, President	Director and Chairman of	Director and Chairman of
Board of Directors and Chairman	and Director	Audit Committee	Capital Committee
of Compensation Committee

Dale H. Taysom
Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of June 30, 2016

Financial Results (1)

Net income attributable to Piedmont for the quarter ended June 30, 2016 was $80.1 million, or $0.55 per share (diluted), compared to $30.0 million, or $0.20 per share (diluted), for the same quarter in 2015. Net income attributable to Piedmont for the six months ended June 30, 2016 was $90.4 million, or $0.62 per share (diluted), compared to $49.2 million, or $0.32 per share (diluted), for the same period in 2015. The increase in net income attributable to Piedmont for the three months and the six months ended June 30, 2016 when compared to the same periods in 2015 was primarily attributable to the higher amount of gains on the sale of real estate recognized in 2016 when compared to 2015.

Funds from operations (FFO) for the quarter ended June 30, 2016 was $58.3 million, or $0.40 per share (diluted), compared to $59.6 million, or $0.39 per share (diluted), for the same quarter in 2015. FFO for the six months ended June 30, 2016 was $118.1 million, or $0.81 per share (diluted), compared to $119.6 million, or $0.78 per share (diluted), for the same period in 2015. The increase in FFO per share for the three months and the six months ended June 30, 2016 when compared to the same periods in 2015 was primarily attributable to fewer shares outstanding in 2016 as a result of the Company's stock repurchase program. Since the beginning of 2015, Piedmont repurchased 9.4 million shares (including 461,500 shares repurchased during the first quarter of 2016) at an average price of $17.66 per share. The modest decrease in dollar amount of FFO for the three months and the six months ended June 30, 2016 when compared to the same periods in 2015 was primarily attributable to 1) the loss of operating income contributions from properties sold since the beginning of 2015, including our largest asset, Aon Center, offset to a large degree by properties acquired and the commencement of leases representing net absorption of available space in the portfolio during the same time period, and 2) increased general and administrative expense in 2016 due to catch-up expense accruals for potential performance-based compensation as a result of the Company's recent stock performance relative to its peers, partially offset by 3) decreased interest expense principally as a result of over $300 million less of average debt outstanding in 2016 when compared to 2015.

Core funds from operations (Core FFO) for the quarter ended June 30, 2016 was $58.3 million, or $0.40 per share (diluted), compared to $59.8 million, or $0.39 per share (diluted), for the same quarter in 2015. Core FFO for the six months ended June 30, 2016 was $118.1 million, or $0.81 per share (diluted), compared to $119.9 million, or $0.78 per share (diluted), for the same period in 2015. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses, acquisition-related costs and other significant non-recurring items. The changes in Core FFO for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 were primarily attributable to the items described above for changes in FFO.

Adjusted funds from operations (AFFO) for the quarter ended June 30, 2016 was $49.7 million, or $0.34 per share (diluted), compared to $45.7 million, or $0.30 per share (diluted), for the same quarter in 2015. AFFO for the six months ended June 30, 2016 was $93.2 million, or $0.64 per share (diluted), compared to $91.3 million, or $0.59 per share (diluted), for the same period in 2015. The change in dollar amount of AFFO for the three months and the six ended June 30, 2016 as compared to the same periods in 2015 was principally related to a decrease in non-incremental capital expenditures in 2016 when compared to 2015, in addition to the items described above for changes in FFO and Core FFO.

The changes in per share amounts of net income attributable to Piedmont, FFO, Core FFO and AFFO for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 were impacted by reduced weighted average shares outstanding in 2016 as a result of the Company's stock repurchase program. Since the program commenced in December 2011, Piedmont has repurchased 28.3 million shares at an average price of $17.17 per share.

Operations & Leasing

On a square footage leased basis, our total office portfolio was 91.4% leased (approximately flat on a same store basis when compared to the prior quarter) as of June 30, 2016, as compared to 91.7% in the prior quarter and 88.8% a year earlier. Please refer to page 27 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 6.9 years(2) as of June 30, 2016 as compared to 6.7 years at December 31, 2015.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of these non-GAAP financial measures, and pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of June 30, 2016) is weighted based on Annualized Lease Revenue, as defined on page 39.

Within its portfolio, Piedmont has two development properties and one re-development property. The Company's two development projects are Enclave Place, a 301,000 square foot office property located in Houston, TX, and 500 TownPark, a 135,000 square foot office property located in Lake Mary, FL; its redevelopment property is 3100 Clarendon Boulevard, a 262,000 square foot office and retail property located in Arlington, VA. For the purposes of statistical reporting throughout this supplemental report, these properties are excluded from Piedmont's operating portfolio. For additional information regarding these development projects, please refer to page 38 of this report.

During the three months ended June 30, 2016, the Company completed 573,020 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for approximately 205,759 square feet and new tenant leases for approximately 367,261 square feet. During the six months ended June 30, 2016, we completed 926,081 square feet of leasing for our consolidated office properties, consisting of 377,191 square feet of renewal leases and 548,890 square feet of new tenant leases. The average committed tenant improvement cost per square foot per year of lease term for renewal leases signed at our consolidated office properties during the six months ended June 30, 2016 was $1.13 and the same measure for new leases was $4.26, resulting in a weighted average of $3.02 for all leasing activity completed during the period (see page 33).

During the three months ended June 30, 2016, we executed seven leases greater than 20,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Demandware, Inc.	5 Wall Street	Burlington, MA	181,680	2029	Renewal / Expansion
President and Fellows of Harvard College	One Brattle Square	Cambridge, MA	58,861	2032	Renewal / Expansion
Amazon.com	4250 North Fairfax Drive	Arlington, VA	50,492	2024	New
President and Fellows of Harvard College	1414 Massachusetts Avenue	Cambridge, MA	49,522	2033	Renewal
CliftonLarsonAllen LLP	Arlington Gateway	Arlington, VA	24,470	2027	New
Revenue Analytics, Inc.	Galleria 300	Atlanta, GA	23,431	2024	New
CivilTech Engineering, Inc.	Two Pierce Place	Itasca, IL	20,439	2027	New

As of June 30, 2016, there were three tenants whose leases individually contributed greater than 1% in net Annualized Lease Revenue expiring during the eighteen month period following the end of the second quarter of 2016. Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
Harcourt	Braker Pointe III	Austin, TX	160,801	1.0%	Q2 2016
The primary tenant vacated the space subsequent to quarter end in accordance with its June 30, 2016 lease expiration date. Two leases with former subtenants were executed during the first half of the year, and the remaining available 160,801 square feet is actively being marketed for lease to new tenant prospects.

Towers Watson	Arlington Gateway	Arlington, VA	123,286	1.1%	Q2 2017	The tenant is expected to vacate upon lease expiration. The space is actively being marketed for lease.
National Park Service	1201 Eye Street	Washington, DC	117,813	1.2%	Q3 2017
Of the 174,274 square feet currently leased to the National Park Service, 56,461 square feet have been leased to the International Food Policy Research Institute under its 101,937 square foot lease executed in 2015, leaving 117,813 square feet to be leased. The remaining available space is actively being marketed for lease.

Future Lease Commencements and Abatements

As of June 30, 2016, our overall leased percentage was 91.4% and our economic leased percentage was 84.8%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to approximately 573,175 square feet of leases as of June 30, 2016, or 3.1% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 867,293 square feet of leases as of June 30, 2016, or a 3.5% impact to leased percentage on an economic basis).

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 23,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases many months in advance of their anticipated lease commencement dates. Presented below is a schedule (1) of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	Vacant	Q3 2016	New
Amazon.com	4250 North Fairfax Drive	Arlington, VA	50,492	Vacant	Q3 2016	New
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	61,642	Vacant	Q4 2016	New
Demandware, Inc.	5 Wall Street	Burlington, MA	150,134	Not Vacant	Q1 2017 (22,726 SF) Q4 2019 (75,495 SF) Q3 2021 (51,913 SF)	New
Continental Casualty Company	500 TownPark	Lake Mary, FL	108,000	Under Development	Q1 2017	New
International Food Policy Research Institute (2)	1201 Eye Street	Washington, DC	101,937	Partially Vacant	Q2 2017 / Q2 2018	New

Many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's current cash net operating income and AFFO.

Presented below is a schedule of leases with abatements of greater than 50,000 square feet that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
Lockton Companies	500 West Monroe Street	Chicago, IL	52,201	August 2015 through July 2016	Q3 2026
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	December 2015 through May 2017	Q4 2030
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	July 2016 through June 2017	Q2 2028
District of Columbia (Department of Disability Services)	One Independence Square	Washington, DC	101,982	June 2016 through January 2017; June 2019; June 2020	Q1 2028
Amazon.com	4250 North Fairfax Drive	Arlington, VA	50,492	August 2016 through March 2017	Q1 2024
SunTrust Bank	SunTrust Center	Orlando, FL	120,000	October through December 2016 and 2017	Q3 2019
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	61,642	November 2016 through February 2017; October through December 2017 and 2018; November and December 2019	Q4 2029
Continental Casualty Company	500 TownPark	Lake Mary, FL	108,000	February through June 2017	Q1 2030
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2017 and 2018	Q1 2026

(1)
The schedule is not specifically intended to provide details about the current population of executed but not commenced leases; it does, however, provide details for all uncommenced leases that are greater than 50,000 square feet in size and are not renewals, whether or not the spaces for which the leases were signed are vacant.

(2)
Approximately 45,000 square feet of space associated with the lease is vacant. The lease will commence in phases. The first phase, consisting of the currently vacant space, will commence in the second quarter of 2017, while the second phase, consisting of the balance of the tenant's space, will commence in the second quarter of 2018.

Financing and Capital Activity

Among Piedmont's stated strategic objectives is to harvest capital through the disposition of non-core assets, assets where returns have been maximized, and assets located in non-strategic submarkets and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects in selected markets in which we have, or plan to have, a significant operating presence and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and

•	repurchase Company stock.
Information on the Company's recent accomplishments in furtherance of its strategic objectives is presented below.

Dispositions
During the second quarter of 2016, the Company completed the dispositions of three properties in metropolitan Los Angeles. The completion of these dispositions allowed the Company to further advance its strategic objective of focusing its operations on select submarkets within its strategic operating footprint. The dispositions were as follows:

•
On April 21, 2016, Piedmont sold 1055 East Colorado Boulevard, a 176,000 square foot, 99% leased office building located in Pasadena, CA, for $61.3 million, or $348 per square foot, resulting in a $31.5 million gain;

•
On April 28, 2016, Piedmont sold Fairway Center II, a 134,000 square foot, 97% leased office building located in Brea, CA, for $33.8 million, or $252 per square foot, resulting in a $15.5 million gain; and

•	On May 2, 2016, Piedmont sold 1901 Main Street, a 173,000 square foot, 100% leased office building located in Irvine, CA, for $66.0 million, or $382 per square foot, resulting in a $32.0 million gain.
As previously communicated, the Company established reverse 1031 exchanges with several acquisitions completed in late 2015 in order to be prepared to defer any potential tax gains resulting from the Company's prospective portfolio refinement activities. All three California property dispositions were closed as 1031 exchanges, reducing the aggregate gain that must be included in the Company's yearly required dividend calculations. Proceeds from the sales were used to reduce the balance outstanding on the Company's revolving line of credit (which had a zero balance as of June 30, 2016).

Information on asset sales completed after the end of the second quarter of 2016 can be found under the Subsequent Events heading below.

Acquisitions
There were no acquisitions completed during the quarter ended June 30, 2016. Information on asset acquisitions completed after the end of the second quarter of 2016 can be found under the Subsequent Events heading below.

For additional information on acquisitions and dispositions completed over the previous eighteen months, please refer to page 37.

Development
During the second quarter of 2015, Piedmont executed a 108,000 square foot, thirteen-year anchor-tenant lease with Continental Casualty Company at 500 TownPark in Lake Mary, FL. 500 TownPark is a 135,000 square foot, four-story office building, which is currently being constructed on a portion of the Company's 25.2 acres of developable land in Lake Mary. With the signing of the Continental Casualty lease, the building is 80% pre-leased. The construction of the building is on schedule and on budget and the targeted completion date is the first quarter of 2017. The development costs are anticipated to be $28 million to $30 million, inclusive of leasing costs. Approximately $12.3 million had been recorded in construction in progress as of June 30, 2016. The site is situated at the intersection of Interstate 4 and Highway 417 and is well located within a mixed-use development consisting of office, retail, residential and hotel properties. After the completion of 500 TownPark, the Company's remaining land holdings in the master planned, multi-use development could accommodate up to 1,200,000 square feet of additional development, including up to 800,000 square feet of office development.

In addition, the Company has two development projects that are substantially complete and in lease-up phase:

•
3100 Clarendon Boulevard, a 262,000 square foot office and retail property located adjacent to the Clarendon Metrorail Station in Arlington, VA, which was upgraded to Class A after being occupied by a U.S. Government agency for over 15 years; and

•	Enclave Place, a 301,000 square foot office building located within a deed-restricted and architecturally-controlled office park in the Energy Corridor in Houston, TX.

For additional information on Piedmont's development projects, please refer to page 38.

Finance
As of June 30, 2016, our ratio of debt to total gross assets was 35.4%. This debt ratio is based on total principal amount outstanding for our various loans at June 30, 2016.

As of June 30, 2016, our average net debt to Core EBITDA ratio was 6.3x, a decrease from 6.9x at December 31, 2015.
Loan Investments
Piedmont provided bridge financing to the purchaser of 1901 Main Street in Irvine, CA, at closing on May 2, 2016. The 50% loan-to-value, interest-only loan with an 8.0% interest rate was repaid in full on June 9, 2016, in accordance with the terms of the loan.

Stock Repurchase Program
The Company did not complete any common stock repurchases during the second quarter of 2016. Since the stock repurchase program began in December 2011, the Company has repurchased a total of 28.3 million shares at an average price of $17.17 per share, or approximately $486.4 million in aggregate (before the consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $70.2 million under the stock repurchase plan. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Dividend
On April 27, 2016, the Board of Directors of Piedmont declared a dividend for the second quarter of 2016 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on May 27, 2016. The dividend was paid on June 17, 2016. The Company's dividend payout percentage for the six months ended June 30, 2016 was 52% of Core FFO and 65% of AFFO.

Subsequent Events

On July 11, 2016, Piedmont repaid a $42.5 million mortgage note with a 5.70% interest rate collateralized by Las Colinas Corporate Center I and II in Irving, TX. The loan had an October 11, 2016 maturity date, but opened for prepayment without yield maintenance fees three months in advance of the stated maturity date. The Company repaid the loan at the earliest possible date inside the open prepayment window with cash on hand and funds drawn from its revolving line of credit.

On July 27, 2016, Piedmont completed the sale of 9221 Corporate Boulevard, an 115,000 square foot, four-story office building located in Rockville, MD, for $12.65 million, or $110 per square foot. The transaction allowed Piedmont to further refine its Washington, DC, portfolio through the sale of this vacant, non-core, suburban asset. Piedmont recorded an impairment loss on the asset of approximately $2.3 million during the second quarter of 2016.

On July 29, 2016, Piedmont completed the sale of 150 West Jefferson, a 490,000 square foot, 25-story, 88% leased office building located in Detroit, MI, for $81.5 million, or $166 per square foot. Piedmont recorded an impairment loss on the asset of approximately $6.0 million when it was reclassified to held for sale during the second quarter of 2016. The sale allowed Piedmont to continue to reduce its exposure to the Detroit market, in which only two Auburn Hills assets, comprising approximately 330,000 square feet, remain.

On August 1, 2016, Piedmont completed the acquisition of a 99% interest in CNL Tower One and CNL Tower Two, a project consisting of 622,000 square feet of office and retail space, along with a shared parking structure, located at the epicenter of the central business district of Orlando, FL, for $166.7 million, or $268 per square foot. The purchase was completed at an estimated 27% discount to replacement cost. The investment includes the 14-story, 348,000 square foot, 96% leased CNL Tower One and the 12-story, 275,000 square foot, 93% leased CNL Tower Two. The location offers tenants an excellent amenity base, including abundant nearby hotel, retail, housing, and transportation options, in addition to several entertainment venues. Together with SunTrust Center, Piedmont now controls three of the four highest quality office buildings in downtown Orlando. Piedmont’s Orlando portfolio now consists of approximately 1.6 million square feet, inclusive of the 500 TownPark development. The acquisition allowed the Company to further its strategic objective of increasing ownership in target submarkets within its eight strategic operating markets.

On August 2, 2016, the Board of Directors of Piedmont declared a dividend for the third quarter of 2016 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on August 26, 2016. The dividend is expected to be paid on September 16, 2016.

Guidance for 2016

The following financial guidance for calendar year 2016 has been updated based upon completed capital transactions to date and management's current expectations.

	Low		High

Net Income	$110 million	to	$113 million
Add:
Depreciation	125 million	to	130 million
Amortization	65 million	to	69 million
Impairment Loss on Real Estate Assets	8 million	to	8 million
Less:
Gain on Sale of Real Estate Assets	(76) million	to	(81) million
NAREIT FFO applicable to Common Stock	$232 million	to	$239 million
Add: Acquisition Costs	1 million	to	3 million
Core Funds from Operations	$233 million	to	$242 million
Core Funds from Operations per diluted share	$1.60	to	$1.66

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Assets:
Real estate, at cost:
Land assets	$656,240	$676,091	$676,091	$662,073	$662,988
Buildings and improvements	3,700,364	3,745,466	3,727,320	3,491,110	3,522,701
Buildings and improvements, accumulated depreciation	(919,863)	(919,005)	(889,857)	(902,393)	(880,672)
Intangible lease asset	167,702	176,436	177,675	148,403	153,106
Intangible lease asset, accumulated amortization	(95,908)	(98,314)	(93,012)	(87,633)	(88,954)
Construction in progress	25,187	25,889	20,975	75,083	63,202
Real estate assets held for sale, gross	103,102	109,022	108,776	776,944	813,941
Real estate assets held for sale, accumulated depreciation & amortization	(33,336)	(32,479)	(32,162)	(229,474)	(240,488)
Total real estate assets	3,603,488	3,683,106	3,695,806	3,934,113	4,005,824
Investments in and amounts due from unconsolidated joint ventures	7,413	7,483	7,577	7,652	7,714
Cash and cash equivalents	21,109	4,732	5,441	7,702	8,997
Tenant receivables, net of allowance for doubtful accounts	21,338	22,040	26,339	26,748	25,474
Straight line rent receivable	154,627	155,944	147,393	144,672	142,470
Notes receivable	—	—	45,400	45,400	45,400
Escrow deposits and restricted cash	10,595	591	5,174	37,705	521
Prepaid expenses and other assets	29,731	24,657	24,777	31,683	30,973
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	—	—	—	—	8,290
Deferred lease costs, less accumulated amortization	261,340	267,418	288,041	228,097	230,735
Other assets held for sale	8,761	8,949	8,490	88,785	87,316
Total assets	$4,298,499	$4,355,017	$4,434,535	$4,732,654	$4,773,811
Liabilities:
Unsecured debt, net of discount	$1,508,449	$1,626,799	$1,528,221	$1,919,504	$1,810,951
Secured debt	375,865	376,119	501,289	501,595	501,853
Accounts payable, accrued expenses, and accrued capital expenditures	122,387	103,894	128,465	132,741	128,898
Deferred income	24,036	28,143	27,270	26,087	26,633
Intangible lease liabilities, less accumulated amortization	38,970	40,926	42,853	38,896	40,597
Interest rate swaps	22,079	19,473	9,993	20,526	8,411
Notes payable and other liabilities held for sale	—	—	—	567	617
Total liabilities	$2,091,786	$2,195,354	$2,238,091	$2,639,916	$2,517,960
Stockholders' equity:
Common stock	1,452	1,451	1,455	1,456	1,518
Additional paid in capital	3,671,475	3,671,055	3,669,977	3,669,154	3,668,378
Cumulative distributions in excess of earnings	(1,456,129)	(1,505,704)	(1,477,674)	(1,570,377)	(1,427,312)
Other comprehensive loss	(11,110)	(8,168)	1,661	(8,524)	12,242
Piedmont stockholders' equity	2,205,688	2,158,634	2,195,419	2,091,709	2,254,826
Non-controlling interest	1,025	1,029	1,025	1,029	1,025
Total stockholders' equity	2,206,713	2,159,663	2,196,444	2,092,738	2,255,851
Total liabilities, redeemable common stock and stockholders' equity	$4,298,499	$4,355,017	$4,434,535	$4,732,654	$4,773,811
Common stock outstanding at end of period	145,230	145,093	145,512	145,634	151,833

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Revenues:
Rental income	$111,767	$114,738	$115,617	$117,994	$117,454
Tenant reimbursements	23,086	22,751	23,405	30,273	28,813
Property management fee revenue	454	523	439	548	467
	135,307	138,012	139,461	148,815	146,734
Expenses:
Property operating costs	52,280	54,188	54,608	61,677	61,479
Depreciation	31,556	31,782	31,033	31,199	36,039
Amortization	17,402	17,806	17,240	14,021	14,955
Impairment losses on real estate assets	8,308	—	—	34,815	5,354
General and administrative	8,328	7,864	7,642	8,236	8,083
	117,874	111,640	110,523	149,948	125,910
Real estate operating income	17,433	26,372	28,938	(1,133)	20,824
Other income / (expense):
Interest expense	(16,413)	(16,385)	(17,978)	(18,832)	(18,172)
Other income / (expense)	(41)	294	347	803	596
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	—	(278)	—	—
Equity in income / (loss) of unconsolidated joint ventures	111	115	135	135	124
	(16,343)	(15,976)	(17,774)	(17,894)	(17,452)
Income from continuing operations	1,090	10,396	11,164	(19,027)	3,372
Discontinued operations:
Operating income, excluding impairment loss	(1)	—	71	16	(3)
Gain / (loss) on sale of properties	—	—	1	(2)	—
Income / (loss) from discontinued operations	(1)	—	72	14	(3)
Gain on sale of real estate (2)	78,987	(20)	114,411	17,142	26,611
Net income	80,076	10,376	125,647	(1,871)	29,980
Less: Net income attributable to noncontrolling interest	(4)	(4)	(3)	(4)	(4)
Net income attributable to Piedmont	$80,072	$10,372	$125,644	$(1,875)	$29,976
Weighted average common shares outstanding - diluted	145,699	145,791	146,014	149,176	153,757
Net income per share available to common stockholders - diluted	$0.55	$0.07	$0.84	$(0.01)	$0.20
Common stock outstanding at end of period	145,230	145,093	145,512	145,634	151,833

(1)	Presented on this line are net expenses and insurance reimbursements related to damage caused by Hurricane Sandy in October 2012.
(2)
The gain on sale of real estate reflected in the second quarter of 2016 was primarily related to the sale of 1055 East Colorado Boulevard in Pasadena, CA, on which we recorded a $31.5 million gain; Fairway Center II in Brea, CA, on which we recorded a $15.5 million gain; and 1901 Main Street in Irvine, CA, on which we recorded a $32.0 million gain. The gain in the fourth quarter of 2015 was primarily related to the sale of Aon Center in Chicago, IL, on which we recorded a $114.3 million gain. The gain in the third quarter of 2015 was primarily related to the sale of Chandler Forum in Chandler, AZ, on which we recorded a $15.5 million gain. The gain in the second quarter of 2015 was primarily related to the sale of Copper Ridge Center in Lyndhurst, NJ, on which we recorded a $13.3 million gain, and 5601 Headquarters Drive in Plano, TX, on which we recorded an $8.0 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2016	6/30/2015	Change ($)	Change (%)	6/30/2016	6/30/2015	Change ($)	Change (%)
Revenues:
Rental income	$111,767	$117,454	$(5,687)	(4.8)%	$226,505	$235,261	$(8,756)	(3.7)%
Tenant reimbursements	23,086	28,813	(5,727)	(19.9)%	45,837	60,203	(14,366)	(23.9)%
Property management fee revenue	454	467	(13)	(2.8)%	977	1,029	(52)	(5.1)%
	135,307	146,734	(11,427)	(7.8)%	273,319	296,493	(23,174)	(7.8)%
Expenses:
Property operating costs	52,280	61,479	9,199	15.0%	106,468	125,715	19,247	15.3%
Depreciation	31,556	36,039	4,483	12.4%	63,338	72,271	8,933	12.4%
Amortization	17,402	14,955	(2,447)	(16.4)%	35,208	29,625	(5,583)	(18.8)%
Impairment losses on real estate assets	8,308	5,354	(2,954)	(55.2)%	8,308	5,354	(2,954)	(55.2)%
General and administrative	8,328	8,083	(245)	(3.0)%	16,192	14,490	(1,702)	(11.7)%
	117,874	125,910	8,036	6.4%	229,514	247,455	17,941	7.3%
Real estate operating income	17,433	20,824	(3,391)	(16.3)%	43,805	49,038	(5,233)	(10.7)%
Other income / (expense):
Interest expense	(16,413)	(18,172)	1,759	9.7%	(32,798)	(37,188)	4,390	11.8%
Other income / (expense)	(41)	596	(637)	(106.9)%	253	415	(162)	(39.0)%
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—%	—	—	—	—%
Equity in income / (loss) of unconsolidated joint ventures	111	124	(13)	(10.5)%	226	283	(57)	(20.1)%
	(16,343)	(17,452)	1,109	6.4%	(32,319)	(36,490)	4,171	11.4%
Income from continuing operations	1,090	3,372	(2,282)	(67.7)%	11,486	12,548	(1,062)	(8.5)%
Discontinued operations:
Operating income, excluding impairment loss	(1)	(3)	2	66.7%	(1)	(3)	2	66.7%
Gain / (loss) on sale of properties	—	—	—	—%	—	—	—	—%
Income / (loss) from discontinued operations	(1)	(3)	2	66.7%	(1)	(3)	2	66.7%
Gain on sale of real estate (1)	78,987	26,611	52,376	196.8%	78,967	36,684	42,283	115.3%
Net income	80,076	29,980	50,096	167.1%	90,452	49,229	41,223	83.7%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%	(8)	(8)	—	—%
Net income attributable to Piedmont	$80,072	$29,976	$50,096	167.1%	$90,444	$49,221	$41,223	83.8%
Weighted average common shares outstanding - diluted	145,699	153,757			145,765	154,174
Net income per share available to common stockholders - diluted	$0.55	$0.20			$0.62	$0.32
Common stock outstanding at end of period	145,230	151,833			145,230	151,833

(1)
The gain on sale of real estate for the three months and the six months ended June 30, 2016 was primarily related to the sale in the second quarter of 2016 of 1055 East Colorado Boulevard in Pasadena, CA, on which we recorded a $31.5 million gain, Fairway Center II in Brea, CA, on which we recorded a $15.5 million gain, and 1901 Main Street in Irvine, CA, on which we recorded a $32.0 million gain. The gain on sale of real estate for the three months and the six months ended June 30, 2015 was primarily related to the sale in the second quarter of 2015 of Copper Ridge Center in Lyndhurst, NJ, on which we recorded a $13.3 million gain, and 5601 Headquarters Drive in Plano, TX, on which we recorded an $8.0 million gain. The gain on sale of real estate for the six months ended June 30, 2015 was also related to a $10.1 million gain recorded on the sale of 3900 Dallas Parkway in Plano, TX, in January 2015.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

	Three Months Ended
	6/30/2016		3/31/2016	12/31/2015	9/30/2015		6/30/2015
Selected Operating Data
Percent leased (1)	91.4%		91.7%	91.5%	90.6%		88.8%
Percent leased - economic (1) (2)	84.8%		83.0%	81.8%	83.0%		82.4%
Rental income	$111,767		$114,738	$115,617	$117,994		$117,454
Total revenues	$135,307		$138,012	$139,461	$148,815		$146,734
Total operating expenses	$117,874	(3)	$111,640	$110,523	$149,948	(3)	$125,910
Core EBITDA	$74,849		$76,458	$78,485	$80,062		$77,969
Core FFO applicable to common stock	$58,258		$59,865	$60,184	$61,058		$59,760
Core FFO per share - diluted	$0.40		$0.41	$0.41	$0.41		$0.39
AFFO applicable to common stock	$49,676		$43,550	$42,358	$52,433		$45,734
AFFO per share - diluted	$0.34		$0.30	$0.29	$0.35		$0.30
Gross dividends	$30,498		$30,463	$30,557	$31,036		$32,268
Dividends per share	$0.210		$0.210	$0.210	$0.210		$0.210
Selected Balance Sheet Data
Total real estate assets	$3,603,488		$3,683,106	$3,695,806	$3,934,113		$4,005,824
Total assets	$4,298,499		$4,355,017	$4,434,535	$4,732,654		$4,773,811
Total liabilities	$2,091,786		$2,195,354	$2,238,091	$2,639,916		$2,517,960
Ratios & Information for Debt Holders
Core EBITDA margin (4)	55.3%		55.4%	56.3%	53.8%		53.1%
Fixed charge coverage ratio (5)	4.3 x		4.3 x	4.1 x	4.0 x		4.0 x
Average net debt to Core EBITDA (6)	6.3 x		6.6 x	6.9 x	7.3 x		7.4 x
Total gross real estate assets	$4,652,595		$4,732,904	$4,710,837	$5,153,613		$5,215,938
Net debt (7)	$1,862,912		$2,008,507	$2,030,355	$2,387,840		$2,315,934

(1)	Please refer to page 27 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(3)
Amount in the second quarter of 2016 includes $8.3 million in impairment losses associated with 150 West Jefferson located in Detroit, MI, and 9221 Corporate Boulevard located in Rockville, MD. Amount in the third quarter of 2015 includes a $34.8 million impairment loss associated with 2 Gatehall Drive located in Parsippany, NJ.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $735,192 for the quarter ended June 30, 2016, $1,162,192 for the quarter ended March 31, 2016, $1,102,518 for the quarter ended December 31, 2015, $954,086 for the quarter ended September 30, 2015, and $885,576 for the quarter ended June 30, 2015; the Company had principal amortization of $213,255 for the quarter ended June 30, 2016, $140,539 for the quarter ended March 31, 2016, $277,217 for the quarter ended December 31, 2015, $204,580 for the quarter ended September 30, 2015, and $201,768 for the quarter ended June 30, 2015.

(6)
For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period. The decrease in the net debt to Core EBITDA ratios for the quarters ended December 31, 2015, March 31, 2016 and June 30, 2016 was primarily attributable to debt repayments completed using a majority of the proceeds from recent asset sales, information on which can be found on page 37. For the other quarters presented herein, the average net debt to Core EBITDA ratios were higher than our historical performance on this measure primarily as a result of capital expenditures and stock repurchases in excess of net dispositions, the shortfall of which was largely funded with debt. This measure in previous quarters was also impacted by downtime associated with re-tenanting efforts, and some rent roll downs.

(7)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The decrease in net debt in the fourth quarter of 2015 was primarily attributable to the use of a portion of the proceeds from the sale of Aon Center in Chicago, IL, to repay debt. The decrease in net debt in the second quarter of 2016 was primarily attributable to the use of a portion of the proceeds from the sales of 1055 East Colorado Boulevard in Pasadena, CA, Fairway Center II in Brea, CA, and 1901 Main Street in Irvine, CA, to repay debt.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2016	6/30/2015	6/30/2016	6/30/2015

GAAP net income applicable to common stock	$80,072	$29,976	$90,444	$49,221
Depreciation (1) (2)	31,442	35,935	63,081	72,032
Amortization (1)	17,418	14,971	35,240	29,657
Impairment loss (1)	8,308	5,354	8,308	5,354
Loss / (gain) on sale of properties (1)	(78,987)	(26,611)	(78,967)	(36,684)
NAREIT funds from operations applicable to common stock	58,253	59,625	118,106	119,580
Adjustments:
Acquisition costs	5	3	17	147
Loss / (gain) on extinguishment of swaps	—	132	—	132
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	—	—	—
Core funds from operations applicable to common stock	58,258	59,760	118,123	119,859
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	643	608	1,290	1,259
Depreciation of non real estate assets	175	165	379	361
Straight-line effects of lease revenue (1)	(3,127)	(3,745)	(10,975)	(8,255)
Stock-based and other non-cash compensation expense	1,477	1,692	3,405	2,417
Amortization of lease-related intangibles (1)	(1,290)	(1,102)	(2,528)	(2,224)
Acquisition costs	(5)	(3)	(17)	(147)
Non-incremental capital expenditures (3)	(6,455)	(11,641)	(16,451)	(21,928)
Adjusted funds from operations applicable to common stock	$49,676	$45,734	$93,226	$91,342

Weighted average common shares outstanding - diluted	145,699	153,757	145,765	154,174

Funds from operations per share (diluted)	$0.40	$0.39	$0.81	$0.78
Core funds from operations per share (diluted)	$0.40	$0.39	$0.81	$0.78
Adjusted funds from operations per share (diluted)	$0.34	$0.30	$0.64	$0.59

Common stock outstanding at end of period	145,230	151,833	145,230	151,833

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2016	6/30/2015	6/30/2016	6/30/2015
Net income attributable to Piedmont	$80,072	$29,976	$90,444	$49,221
Net income attributable to noncontrolling interest	4	4	8	8
Interest expense (1)	16,413	18,172	32,798	37,188
Depreciation (1)	31,616	36,100	63,459	72,393
Amortization (1)	17,418	14,971	35,240	29,657
Acquisition costs	5	3	17	147
Impairment loss (1)	8,308	5,354	8,308	5,354
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	—	—	—
Loss / (gain) on sale of properties (1)	(78,987)	(26,611)	(78,967)	(36,684)
Core EBITDA	74,849	77,969	151,307	157,284
General & administrative expenses (1)	8,364	8,102	16,232	14,518
Management fee revenue (2)	(224)	(232)	(515)	(562)
Other (income) / expense (1) (3)	543	(599)	236	(562)
Straight-line effects of lease revenue (1)	(3,127)	(3,745)	(10,975)	(8,255)
Amortization of lease-related intangibles (1)	(1,290)	(1,102)	(2,528)	(2,224)
Property net operating income (cash basis)	79,115	80,393	153,757	160,199

Deduct net operating (income) / loss from:
Acquisitions (4)	(5,437)	(667)	(10,652)	(1,179)
Dispositions (5)	(985)	(11,293)	(2,970)	(23,753)
Other investments (6)	(9)	(248)	(135)	(518)
Same store net operating income (cash basis)	$72,684	$68,185	$140,000	$134,749
Change period over period	6.6%	N/A	3.9%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; 80 Central Street in Boxborough, MA, purchased on July 24, 2015; SunTrust Center in Orlando, FL, purchased on November 4, 2015; Galleria 300 in Atlanta, GA, purchased on November 4, 2015; and Glenridge Highlands One in Atlanta, GA, purchased on November 24, 2015.

(5)
Dispositions consist of 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; Chandler Forum in Chandler, AZ, sold on September 1, 2015; Aon Center in Chicago, IL, sold on October 29, 2015; 2 Gatehall Drive in Parsippany, NJ, sold on December 21, 2015; 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; and 1901 Main Street in Irvine, CA, sold on May 2, 2016.

(6)
Other investments consists of operating results from our investments in unconsolidated joint ventures and redevelopment and development projects. Additional information on our unconsolidated joint ventures and redevelopment and development projects can be found on page 38. The operating results from both the office and the retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Six Months Ended
	6/30/2016		6/30/2015		6/30/2016		6/30/2015
	$	%	$	%	$	%	$	%
Washington, D.C.	$12,567	17.3	$12,855	18.9	$24,659	17.6	$25,321	18.8
New York (1)	9,914	13.6	8,944	13.1	19,299	13.8	17,244	12.8
Boston (2)	7,094	9.8	6,332	9.3	14,206	10.1	13,188	9.8
Chicago (3)	6,741	9.3	5,846	8.6	12,175	8.7	11,729	8.7
Dallas	5,658	7.8	5,750	8.4	11,764	8.4	11,375	8.4
Minneapolis (4)	5,777	7.9	4,790	7.0	11,461	8.2	9,425	7.0
Atlanta (5)	4,490	6.2	3,751	5.5	9,314	6.7	7,598	5.6
Orlando	670	0.9	756	1.1	1,036	0.7	1,053	0.8
Other (6)	19,773	27.2	19,161	28.1	36,086	25.8	37,816	28.1
Total	$72,684	100.0	$68,185	100.0	$140,000	100.0	$134,749	100.0

(1)
The increase in New York Same Store Net Operating Income for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 was primarily related to increased rental income as a result of new leasing activity at 60 Broad Street in New York, NY, as well as the sale of solar renewable energy credits attributable to the solar power production plant at 400 Bridgewater Crossing in Bridgewater, NJ.

(2)
The increase in Boston Same Store Net Operating Income for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 was primarily related to the expiration of the rental abatement concession associated with a large lease renewal at 90 Central Street in Boxborough, MA.

(3)
The increase in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 was primarily related to the expirations of rental abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, and Windy Point II in Schaumburg, IL.

(4)
The increase in Minneapolis Same Store Net Operating Income for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 was primarily attributable to the expirations of rental abatement periods associated with several leases at US Bancorp Center in Minneapolis, MN, and Crescent Ridge II in Minnetonka, MN.

(5)
The increase in Atlanta Same Store Net Operating Income for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 was primarily related to the expirations of rental abatement periods associated with leases at Suwanee Gateway One in Suwanee, GA, and The Medici in Atlanta, GA.

(6)
The decrease in Other Same Store Net Operating Income for the six months ended June 30, 2016 as compared to the same period in 2015 was primarily attributable to a four-month rental abatement concession (which expired March 31, 2016) provided to Nestle at the beginning of its 401,000 square foot renewal lease's term at 800 North Brand Boulevard in Glendale, CA.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2016	6/30/2015	6/30/2016	6/30/2015
Net income attributable to Piedmont	$80,072	$29,976	$90,444	$49,221
Net income attributable to noncontrolling interest	4	4	8	8
Interest expense (1)	16,413	18,172	32,798	37,188
Depreciation (1)	31,616	36,100	63,459	72,393
Amortization (1)	17,418	14,971	35,240	29,657
Acquisition costs	5	3	17	147
Impairment loss (1)	8,308	5,354	8,308	5,354
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	—	—	—
Loss / (gain) on sale of properties (1)	(78,987)	(26,611)	(78,967)	(36,684)
Core EBITDA	74,849	77,969	151,307	157,284
General & administrative expenses (1)	8,364	8,102	16,232	14,518
Management fee revenue (2)	(224)	(232)	(515)	(562)
Other (income) / expense (1) (3)	543	(599)	236	(562)
Property net operating income (accrual basis)	83,532	85,240	167,260	170,678

Deduct net operating (income) / loss from:
Acquisitions (4)	(6,394)	(770)	(12,877)	(1,400)
Dispositions (5)	(989)	(12,594)	(3,025)	(26,714)
Other investments (6)	(178)	(297)	(328)	(570)
Same store net operating income (accrual basis)	$75,971	$71,579	$151,030	$141,994
Change period over period	6.1%	N/A	6.4%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; 80 Central Street in Boxborough, MA, purchased on July 24, 2015; SunTrust Center in Orlando, FL, purchased on November 4, 2015; Galleria 300 in Atlanta, GA, purchased on November 4, 2015; and Glenridge Highlands One in Atlanta, GA, purchased on November 24, 2015.

(5)
Dispositions consist of 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; Chandler Forum in Chandler, AZ, sold on September 1, 2015; Aon Center in Chicago, IL, sold on October 29, 2015; 2 Gatehall Drive in Parsippany, NJ, sold on December 21, 2015; 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; and 1901 Main Street in Irvine, CA, sold on May 2, 2016.

(6)
Other investments consists of operating results from our investments in unconsolidated joint ventures and redevelopment and development projects. Additional information on our unconsolidated joint ventures and redevelopment and development projects can be found on page 38. The operating results from both the office and the retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Six Months Ended
	6/30/2016		6/30/2015		6/30/2016		6/30/2015
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$14,964	19.7	$13,547	18.9	$29,402	19.5	$26,698	18.8
New York (2)	9,612	12.7	8,490	11.9	18,882	12.5	16,481	11.6
Boston	7,156	9.4	6,705	9.4	14,308	9.5	13,692	9.7
Chicago	7,190	9.5	6,717	9.4	13,560	9.0	13,008	9.2
Dallas	5,568	7.3	5,900	8.2	11,536	7.6	11,766	8.3
Minneapolis (3)	5,494	7.2	5,047	7.0	10,996	7.3	10,134	7.1
Atlanta (4)	4,923	6.5	4,010	5.6	10,152	6.7	8,137	5.7
Orlando	632	0.8	687	1.0	1,270	0.8	1,283	0.9
Other	20,432	26.9	20,476	28.6	40,924	27.1	40,795	28.7
Total	$75,971	100.0	$71,579	100.0	$151,030	100.0	$141,994	100.0

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 was primarily attributable to the commencement of several new leases at One Independence Square in Washington, D.C., 4250 North Fairfax Drive in Arlington, VA, and 9211 Corporate Boulevard in Rockville, MD.

(2)
The increase in New York Same Store Net Operating Income for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 was primarily related to increased rental income as a result of recent leasing activity at 60 Broad Street in New York, NY, as well as the sale of solar renewable energy credits attributable to the solar power production plant at 400 Bridgewater Crossing in Bridgewater, NJ.

(3)
The increase in Minneapolis Same Store Net Operating Income for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 was primarily attributable to increased rental income as a result of recent leasing activity at US Bancorp Center in Minneapolis, MN, and Crescent Ridge II in Minnetonka, MN.

(4)
The increase in Atlanta Same Store Net Operating Income for the three months and the six months ended June 30, 2016 as compared to the same periods in 2015 was primarily attributable to increased rental income as a result of recent leasing activity at Suwanee Gateway One in Suwanee, GA, and Glenridge Highlands Two in Atlanta, GA.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	June 30, 2016	December 31, 2015

Market Capitalization
Common stock price (1)	$21.54	$18.88
Total shares outstanding	145,230	145,512
Equity market capitalization (1)	$3,128,246	$2,747,260
Total debt - principal amount outstanding	$1,894,616	$2,040,970
Total market capitalization (1)	$5,022,862	$4,788,230
Total debt / Total market capitalization (1)	37.7%	42.6%
Ratios & Information for Debt Holders
Total gross real estate assets (2)	$4,652,595	$4,710,837
Total debt / Total gross real estate assets (2)	40.7%	43.3%
Total debt / Total gross assets (3)	35.4%	37.5%
Average net debt to Core EBITDA (4)	6.3 x	6.9 x

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(4)
For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the quarter.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of June 30, 2016
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$170,000	(3)	1.58%	22.5 months

Fixed Rate	1,724,616		3.65%	60.4 months

Total	$1,894,616		3.47%	57.0 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,520,000	3.15%	60.5 months

Secured	374,616	4.76%	42.5 months

Total	$1,894,616	3.47%	57.0 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)		Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)	Percentage of Total

2016	$42,525	(4)	$—		5.70%	2.3%
2017	140,000		—		5.76%	7.4%
2018	—		170,000		1.58%	9.0%
2019	—		300,000		2.78%	15.8%
2020	—		300,000	(5)	2.39%	15.8%
2021 +	192,091		750,000		3.93%	49.7%

Total	$374,616		$1,520,000		3.47%	100.0%

(1)	All of Piedmont's outstanding debt as of June 30, 2016, was interest-only debt with the exception of the $32.1 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
Amount represents the $170 million unsecured term loan; the $500 million unsecured revolving credit facility had no outstanding balance as of June 30, 2016. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 2.39% through November 22, 2016 (please see page 22 for information on additional swap agreements for this loan that will become effective on November 22, 2016), assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(4)
Amount represents the $42.5 million fixed-rate loan. On July 11, 2016, the entire $42.5 million principal amount was repaid. The loan was repaid on the first business day inside of the loan's open prepayment period; no prepayment penalty was incurred. A combination of cash on hand and proceeds from a draw on the Company's revolving line of credit were used to make the debt repayment. For additional information, please refer to the Subsequent Events section of Financial Highlights.

(5)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of June 30, 2016

Secured
$42.5 Million Fixed-Rate Loan (2)	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
$35.0 Million Fixed-Rate Loan (3)	5 Wall Street	5.55%		9/1/2021	32,091
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(4)	7/5/2022	160,000
Subtotal / Weighted Average (5)		4.76%			$374,616

Unsecured
$170.0 Million Unsecured 2015 Term Loan	N/A	1.58%	(6)	5/15/2018	$170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(7)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	2.39%	(8)	1/15/2020	300,000
$500.0 Million Unsecured Line of Credit (9)	N/A	1.47%	(10)	6/18/2020	—
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(11)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(12)	3/15/2024	400,000
Subtotal / Weighted Average (5)		3.15%			$1,520,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (5)		3.47%			$1,894,616
GAAP Accounting Adjustments (13)					(10,302)
Total Debt - GAAP Amount Outstanding					$1,884,314

(1)	All of Piedmont’s outstanding debt as of June 30, 2016, was interest-only debt with the exception of the $32.1 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)
On July 11, 2016, the first business day inside of the loan's open prepayment window, Piedmont repaid the loan with no prepayment penalty. A combination of cash on hand and proceeds from a draw on the Company's revolving line of credit were used to make the debt repayment. For additional information, please refer to the Subsequent Events section of Financial Highlights.

(3)	The loan is amortizing based on a 25-year amortization schedule.
(4)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(5)	Weighted average is based on the principal amount outstanding and interest rate at June 30, 2016.
(6)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of June 30, 2016) over the selected rate based on Piedmont’s current credit rating.

(7)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(8)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.39% until November 22, 2016, assuming no credit rating change for the Company. Additionally, for the period from November 22, 2016 to January 15, 2020, Piedmont has entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35%, assuming no credit rating change for the Company.

(9)
All of Piedmont’s outstanding debt as of June 30, 2016, was term debt with the exception of our unsecured revolving credit facility (which had no balance outstanding as of June 30, 2016). The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(10)
Given that there was no balance outstanding as of the end of the second quarter of 2016, the interest rate presented for the $500 million unsecured revolving credit facility is the interest rate that would have applied to any draws made on June 30, 2016. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of June 30, 2016) over the selected rate based on Piedmont’s current credit rating.

(11)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(12)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(13)
The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of June 30, 2016
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum leverage ratio	0.60	0.38
Minimum fixed charge coverage ratio (2)	1.50	3.92
Maximum secured indebtedness ratio	0.40	0.08
Minimum unencumbered leverage ratio	1.60	2.83
Minimum unencumbered interest coverage ratio (3)	1.75	5.15

Bond Covenant Compliance (4)	Required	Actual

Total debt to total assets	60% or less	40.3%
Secured debt to total assets	40% or less	8.0%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	4.65
Unencumbered assets to unsecured debt	150% or greater	274%

	Three Months Ended	Six Months Ended	Year Ended
Other Debt Coverage Ratios for Debt Holders	June 30, 2016	June 30, 2016	December 31, 2015

Average net debt to core EBITDA (5)	6.3 x	6.5 x	7.2 x
Fixed charge coverage ratio (6)	4.3 x	4.3 x	4.0 x
Interest coverage ratio (7)	4.4 x	4.4 x	4.1 x

(1)	Bank debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for detailed information about the calculations.

(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended June 30, 2016 and December 31, 2015. The Company had capitalized interest of $735,192 for the three months ended June 30, 2016, $1,897,384 for the six months ended June 30, 2016, and $3,765,950 for the twelve months ended December 31, 2015. The Company had principal amortization of $213,255 for the three months ended June 30, 2016, $353,794 for the six months ended June 30, 2016, and $816,534 for the twelve months ended December 31, 2015.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $735,192 for the three months ended June 30, 2016, $1,897,384 for the six months ended June 30, 2016, and $3,765,950 for the twelve months ended December 31, 2015.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of June 30, 2016
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	5	(4)	$47,122	8.7	945	5.6
State of New York	AA+ / Aa1	1	2019	25,242	4.6	481	2.8
US Bancorp	A+ / A1	3	2023 / 2024	22,242	4.1	733	4.3
Independence Blue Cross	No Rating Available	1	2033	18,016	3.3	801	4.7
GE	AA+ / A1	1	2027	15,872	2.9	452	2.7
Nestle	AA / Aa2	1	2021	12,281	2.3	401	2.4
City of New York	AA / Aa2	1	2020	10,844	2.0	313	1.8
Gallagher	No Rating Available	2	2018	9,631	1.8	315	1.9
Catamaran	A+ / A3	1	2025	8,713	1.6	301	1.8
Caterpillar Financial	A / A2	1	2022	8,137	1.5	312	1.8
Harvard University	AAA / Aaa	2	2032 / 2033	7,343	1.3	110	0.6
District of Columbia	AA- / A2	2	2028	6,877	1.3	146	0.9
Harcourt	BBB+	1	2016	6,543	1.2	195	1.2
Goldman Sachs	BBB+ / A3	2	2018	6,325	1.2	235	1.4
Raytheon	A / A3	2	2019	6,279	1.1	440	2.6
Motorola	BBB- / Baa3	1	2028	5,916	1.1	150	0.9
Towers Watson	No Rating Available	1	2017	5,876	1.1	123	0.7
Schlumberger	AA- / A1	1	2020	5,775	1.1	163	1.0
Henry M Jackson	No Rating Available	2	2022	5,669	1.0	145	0.9
Epsilon Data Management	No Rating Available	1	2026	5,566	1.0	222	1.3
First Data Corporation	B+ / B2	1	2027	5,517	1.0	195	1.2
Technip	BBB+	1	2018	5,327	1.0	150	0.9
SunTrust Bank	BBB+ / Baa1	3	2019	5,298	1.0	145	0.9
Other			Various	286,490	52.8	9,393	55.7
Total				$542,901	100.0	16,866	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
June 30, 2016 as compared to December 31, 2015

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is no indication of the credit worthiness of the tenant; in most cases, the lack of a credit rating reflects that a tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2016 to 2031.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of June 30, 2016

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$59,726	11.0
AA / Aa	96,538	17.8
A / A	79,433	14.6
BBB / Baa	46,505	8.6
BB / Ba	21,274	3.9
B / B	22,546	4.2
Below	3,473	0.6
Not rated (2)	213,406	39.3
Total	$542,901	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	235	31.6	$19,634	3.6	219	1.3
2,501 - 10,000	248	33.3	42,951	7.9	1,336	7.9
10,001 - 20,000	96	12.9	40,142	7.4	1,325	7.8
20,001 - 40,000	70	9.4	66,014	12.2	2,017	12.0
40,001 - 100,000	53	7.1	97,608	18.0	3,046	18.1
Greater than 100,000	42	5.7	276,552	50.9	8,923	52.9
Total	744	100.0	$542,901	100.0	16,866	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" is no indication of the credit worthiness of the tenant; it either indicates that the tenant does not have any debt or, if the tenant does have debt, its debt has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and Towers Watson.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2016			June 30, 2015
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of March 31, 20xx	17,350	18,930	91.7%	19,112	21,531	88.8%
Leases signed during the period	573			572
Less: lease renewals signed during period	(206)			(246)
New leases signed during period	367			326
Less: new leases signed during period for currently occupied space	(130)			(192)
New leases commencing during period	237			134
Leases expired during period and other	(244)	5		(102)	2
Subtotal	17,343	18,935	91.6%	19,144	21,533	88.9%
Acquisitions during period	—	—		—	—
Dispositions during period	(477)	(483)		(532)	(567)
As of June 30, 20xx (2)	16,866	18,452	91.4%	18,612	20,966	88.8%

	Six Months Ended			Six Months Ended
	June 30, 2016			June 30, 2015
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	17,323	18,934	91.5%	18,828	21,471	87.7%
Leases signed during period	926			1,389
Less: lease renewals signed during period	(377)			(689)
New leases signed during period	549			700
Less: new leases signed during period for currently occupied space	(132)			(168)
New leases commencing during period	417			532
Leases expired during period and other	(397)	1		(252)	4
Subtotal	17,343	18,935	91.6%	19,108	21,475	89.0%
Acquisitions during period	—	—		156	178
Dispositions during period	(477)	(483)		(652)	(687)
As of June 30, 20xx (2)	16,866	18,452	91.4%	18,612	20,966	88.8%

Same Store Analysis
Less acquisitions / dispositions after June 30, 2015 and redevelopments (3) (4)	(1,396)	(1,521)	91.8%	(3,462)	(4,051)	85.5%
Same Store Leased Percentage (2)	15,470	16,931	91.4%	15,150	16,915	89.6%

(1)
Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)	For additional information on acquisitions and dispositions completed during the last year and redevelopments, please refer to pages 37 and 38, respectively.
(4)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	June 30, 2016
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	396	69.1%	2.1%	(5.7)%	6.4%
Leases executed for spaces excluded from analysis (5)	177	30.9%

	Six Months Ended
	June 30, 2016
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	564	60.9%	3.1%	(3.8)%	7.8%
Leases executed for spaces excluded from analysis (5)	362	39.1%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash rents of the previous leases are compared to the first twelve months of cash rents of the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of June 30, 2016
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,586	8.6
2016 (2)	11,552	2.1	360	2.0
2017 (3)	37,247	6.9	1,092	5.9
2018	42,825	7.9	1,425	7.7
2019	69,516	12.8	2,259	12.2
2020	48,188	8.9	1,683	9.1
2021	36,756	6.8	1,227	6.6
2022	37,795	7.0	1,221	6.6
2023	34,870	6.4	1,216	6.6
2024	38,437	7.1	1,308	7.1
2025	27,457	5.0	870	4.7
2026	20,945	3.8	717	3.9
2027	34,097	6.3	1,061	5.8
2028	44,440	8.2	970	5.3
Thereafter	58,776	10.8	1,457	7.9
Total / Weighted Average	$542,901	100.0	18,452	100.0

Average Lease Term Remaining
6/30/2016	6.9 years
12/31/2015	6.7 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of June 30, 2016, comprised of 193,000 square feet and Annualized Lease Revenue of $6.1 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of 2,600 square feet and Annualized Lease Revenue of $0.2 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of June 30, 2016
(in thousands)

	Q3 2016 (1)		Q4 2016		Q1 2017			Q2 2017
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	1	$44	9	$234	15	$424		44	$1,063
Boston	—	—	—	—	13	250		1	7
Chicago	—	10	36	1,166	1	3		—	8
Dallas	24	530	19	511	33	1,153		17	453
Minneapolis	—	2	6	200	17	567		11	450
New York	—	19	17	888	41	1,356		2	82
Orlando	21	558	1	60	—	68		2	65
Washington, D.C.	20	804	4	245	56	2,858		147	7,129
Other	174	5,674	28	759	149	1,838	(3)	100	2,791
Total / Weighted Average (4)	240	$7,641	120	$4,063	325	$8,517		324	$12,048

(1)	Includes leases with an expiration date of June 30, 2016, comprised of 193,000 square feet and expiring lease revenue of $6.2 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
As part of Comdata's recent lease renewal at 5301 Maryland Way in Brentwood, TN, the tenant was granted the right to use its give-back space beyond the original expiration date of May 31, 2016 with no base rental charges. The tenant's rights to use the 66,000 square feet of give-back space will end in Q1 2017. The tenant will continue to be directly responsible for operating expenses associated with the space until its rights to use the space have ended.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of June 30, 2016
(in thousands)

	12/31/2016 (1)		12/31/2017			12/31/2018		12/31/2019		12/31/2020
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	11	$278	69	$1,748		165	$4,257	402	$10,558	196	$4,459
Boston	—	—	80	2,209		103	3,987	493	7,378	232	5,664
Chicago	36	1,176	15	594		381	11,292	10	238	104	2,620
Dallas	42	1,041	157	4,544		371	10,017	197	5,598	112	3,013
Minneapolis	6	202	36	1,330		35	1,244	146	4,405	96	3,426
New York	17	906	52	1,874		79	2,127	489	25,906	503	15,639
Orlando	22	618	72	1,916		55	1,534	202	6,423	30	547
Washington, D.C.	24	1,049	339	17,436		42	1,816	60	2,629	66	3,110
Other	202	6,433	272	5,150	(3)	194	6,485	260	5,927	344	10,218
Total / Weighted Average (4)	360	$11,703	1,092	$36,801		1,425	$42,759	2,259	$69,062	1,683	$48,696

(1)	Includes leases with an expiration date of June 30, 2016, comprised of 193,000 square feet and expiring lease revenue of $6.2 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
As part of Comdata's recent lease renewal at 5301 Maryland Way in Brentwood, TN, the tenant was granted the right to use its give-back space beyond the original expiration date of May 31, 2016 with no base rental charges. The tenant's rights to use the 66,000 square feet of give-back space will end in 2017. The tenant will continue to be directly responsible for operating expenses associated with the space until its rights to use the space have ended.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended June 30, 2016
Unaudited (in thousands)

	For the Three Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Non-incremental
Building / construction / development	$1,094	$1,508	$2,294	$1,824	$441
Tenant improvements	4,022	7,314	6,167	3,483	4,226
Leasing costs	1,339	1,174	5,478	2,962	6,974
Total non-incremental	6,455	9,996	13,939	8,269	11,641
Incremental
Building / construction / development	10,217	9,690	16,243	11,248	14,019
Tenant improvements	11,701	9,171	11,893	2,621	3,960
Leasing costs	2,038	1,803	7,765	10,449	3,296
Total incremental	23,956	20,664	35,901	24,318	21,275
Total capital expenditures	$30,411	$30,660	$49,840	$32,587	$32,916

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of March 31, 2016		$35,700
New non-incremental tenant improvement commitments related to leases executed during period		8,019
Non-incremental tenant improvement expenditures	(4,022)
Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	(1,976)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(5,998)
Total as of June 30, 2016		$37,721

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $20.8 million, or 55% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended June 30, 2016	For the Six Months Ended June 30, 2016	For the Year Ended
			2015		2014		2013
Renewal Leases
Number of leases	17	33	74		56		56
Square feet	205,759	376,951	1,334,398		959,424		2,376,177
Tenant improvements per square foot (1)	$7.72	$8.61	$16.91		$19.02		$14.24
Leasing commissions per square foot	$3.37	$4.69	$8.29		$8.33		$4.66
Total per square foot	$11.09	$13.30	$25.20		$27.35		$18.90
Tenant improvements per square foot per year of lease term	$0.74	$1.13	$2.90		$2.97		$1.88
Leasing commissions per square foot per year of lease term	$0.32	$0.62	$1.42		$1.30		$0.62
Total per square foot per year of lease term	$1.06	$1.75	$4.32	(2)	$4.27	(3)	$2.50
New Leases
Number of leases	23	47	90		98		87
Square feet	367,261	548,770	1,563,866		1,142,743		1,050,428
Tenant improvements per square foot (1)	$38.03	$33.68	$60.41		$34.46		$35.74
Leasing commissions per square foot	$14.21	$13.33	$20.23		$15.19		$12.94
Total per square foot	$52.24	$47.01	$80.64		$49.65		$48.68
Tenant improvements per square foot per year of lease term	$4.33	$4.26	$5.68		$3.78		$4.17
Leasing commissions per square foot per year of lease term	$1.62	$1.68	$1.90		$1.66		$1.51
Total per square foot per year of lease term	$5.95	$5.94	$7.58	(4)	$5.44		$5.68
Total
Number of leases	40	80	164		154		143
Square feet	573,020	925,721	2,898,264		2,102,167		3,426,605
Tenant improvements per square foot (1)	$27.14	$23.47	$40.38		$27.41		$20.83
Leasing commissions per square foot	$10.32	$9.81	$14.73		$12.06		$7.20
Total per square foot	$37.46	$33.28	$55.11		$39.47		$28.03
Tenant improvements per square foot per year of lease term	$2.90	$3.02	$4.79		$3.48		$2.64
Leasing commissions per square foot per year of lease term	$1.10	$1.26	$1.75		$1.53		$0.91
Total per square foot per year of lease term	$4.00	$4.28	$6.54	(4)	$5.01	(3)	$3.55

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 was higher than our historical performance on this measure primarily as a result of four large lease renewals, two of which were completed in the Washington, D.C. market, that involved higher capital commitments. If the costs associated with those renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 would be $3.33. The one-year lease renewal with Comdata at 5301 Maryland Way in Brentwood, TN, executed in the third quarter of 2015 was excluded from this analysis as that renewal was superseded by the long-term renewal completed during the fourth quarter of 2015.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during 2014 would be $2.12 and $4.47, respectively.

(4)
During 2015, we completed seven new leases in Washington, D.C., and Chicago, IL, comprising 680,035 square feet with above-average capital commitments. If the costs associated with those new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during 2015 would be $5.42 and $4.88, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of June 30, 2016
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Washington, D.C.	12	$106,798	19.7	3,041	16.5	2,224	73.1
New York	4	67,990	12.5	1,767	9.6	1,739	98.4
Chicago	5	63,678	11.7	2,094	11.3	1,858	88.7
Atlanta	8	49,785	9.2	2,064	11.2	1,937	93.8
Minneapolis	4	48,219	8.9	1,619	8.8	1,482	91.5
Dallas	9	46,952	8.6	1,798	9.7	1,736	96.6
Boston	9	44,923	8.3	1,627	8.8	1,608	98.8
Orlando	2	22,702	4.2	827	4.5	752	90.9
Other	13	91,854	16.9	3,615	19.6	3,530	97.6
Total / Weighted Average	66	$542,901	100.0	18,452	100.0	16,866	91.4

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of June 30, 2016
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Washington, D.C.	DC, VA, MD	9	19.5	2,701	14.6	3	0.2	340	1.9	12	19.7	3,041	16.5
New York	NY, NJ	1	8.9	1,033	5.6	3	3.6	734	4.0	4	12.5	1,767	9.6
Chicago	IL	1	6.5	967	5.2	4	5.2	1,127	6.1	5	11.7	2,094	11.3
Atlanta	GA	5	7.9	1,682	9.1	3	1.3	382	2.1	8	9.2	2,064	11.2
Minneapolis	MN	1	5.3	933	5.1	3	3.6	686	3.7	4	8.9	1,619	8.8
Dallas	TX	2	2.4	440	2.4	7	6.2	1,358	7.3	9	8.6	1,798	9.7
Boston	MA	2	2.4	173	0.9	7	5.9	1,454	7.9	9	8.3	1,627	8.8
Orlando	FL	1	3.4	651	3.5	1	0.8	176	1.0	2	4.2	827	4.5
Other		4	10.0	2,130	11.6	9	6.9	1,485	8.0	13	16.9	3,615	19.6

Total / Weighted Average		26	66.3	10,710	58.0	40	33.7	7,742	42.0	66	100.0	18,452	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of June 30, 2016
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	4	0.6	$83,168	15.3	1,672	9.9
Business Services	91	14.8	50,032	9.2	1,912	11.3
Depository Institutions	15	2.4	38,869	7.2	1,323	7.9
Engineering, Accounting, Research, Management & Related Services	67	10.9	36,830	6.8	1,022	6.1
Insurance Carriers	20	3.3	29,043	5.4	1,173	7.0
Nondepository Credit Institutions	16	2.6	28,805	5.3	951	5.6
Insurance Agents, Brokers & Services	19	3.1	28,265	5.2	943	5.6
Security & Commodity Brokers, Dealers, Exchanges & Services	39	6.4	22,325	4.1	724	4.3
Legal Services	48	7.8	20,225	3.7	680	4.0
Communications	41	6.7	19,831	3.7	621	3.7
Electronic & Other Electrical Equipment & Components, Except Computer	13	2.1	17,477	3.2	532	3.2
Educational Services	7	1.1	15,228	2.8	393	2.3
Real Estate	28	4.6	14,150	2.6	467	2.8
Food & Kindred Products	3	0.5	12,522	2.3	408	2.4
Automotive Repair, Services & Parking	8	1.3	11,220	2.1	4	—
Other	194	31.8	114,911	21.1	4,041	23.9
Total	613	100.0	$542,901	100.0	16,866	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of June 30, 2016
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
Park Place on Turtle Creek	Dallas, TX	1/16/2015	100	1986	46,600	178	88
Two Pierce Place Land	Itasca, IL	6/2/2015	100	N/A	3,709	N/A	N/A
80 Central Street	Boxborough, MA	7/24/2015	100	1988	13,500	150	93
SunTrust Center	Orlando, FL	11/4/2015	100	1988	170,804	655	89
Galleria 300	Atlanta, GA	11/4/2015	100	1987	88,317	433	89
Glenridge Highlands One	Atlanta, GA	11/24/2015	100	1998	63,562	290	90
Suwanee Gateway Land	Suwanee, GA	12/21/2015	100	N/A	1,350	N/A	N/A
Total / Weighted Average					$387,842	1,706	89

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
3900 Dallas Parkway	Plano, TX	1/30/2015	100	1999	$26,167	120	100
5601 Headquarters Drive	Plano, TX	4/28/2015	100	2001	33,700	166	100
River Corporate Center	Tempe, AZ	4/29/2015	100	1998	24,600	133	100
Copper Ridge Center	Lyndhurst, NJ	5/1/2015	100	1989	51,025	268	87
Eastpoint I & Eastpoint II	Mayfield Heights, OH	7/28/2015	100	2000	18,500	170	91
3750 Brookside Parkway	Alpharetta, GA	8/10/2015	100	2001	14,086	105	91
Chandler Forum	Chandler, AZ	9/1/2015	100	2003	33,900	150	100
Aon Center	Chicago, IL	10/29/2015	100	1972	712,000	2,738	87
2 Gatehall Drive	Parsippany, NJ	12/21/2015	100	1985	51,000	405	100
1055 East Colorado Boulevard	Pasadena, CA	4/21/2016	100	2001	61,250	176	99
Fairway Center II	Brea, CA	4/28/2016	100	2002	33,800	134	97
1901 Main Street	Irvine, CA	5/2/2016	100	2001	66,000	173	100
Total / Weighted Average					$1,126,028	4,738	91

Acquisitions Subsequent to Quarter End

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
CNL Tower One and CNL Tower Two	Orlando, FL	8/1/2016	99	1999 / 2006	166,745	622	95

Dispositions Subsequent to Quarter End

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
9221 Corporate Boulevard	Rockville, MD	7/27/2016	100	1989	$12,650	115	0
150 West Jefferson	Detroit, MI	7/29/2016	100	1989	81,500	490	88
Total / Weighted Average					$94,150	605	71

Piedmont Office Realty Trust, Inc.
Other Investments
As of June 30, 2016
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$6,808	$9,470	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,500
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands One and Two	3.0	1,725
Suwanee Gateway	Suwanee, GA	Suwanee Gateway One	5.0	1,401
State Highway 161	Irving, TX	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,664
TownPark	Lake Mary, FL	400 and 500 TownPark	18.9	5,741
Total			44.0	$17,351

Development - Construction

Property	Location	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet	Current Asset Basis (Accrual)	Project Capital Expended (Cash)	Estimated Additional Capital Required (1) (Cash)
500 TownPark	Lake Mary, FL	400 TownPark	Development	Q1 2017	80	135.0	16,887	8,012	$20 to $22 million

Development - Lease-Up

Property	Location	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet	Current Asset Basis (2) (Accrual)	Project Capital Expended (2) (Cash)
Enclave Place	Houston, TX	1430 Enclave Parkway	Development	Q3 2015	—	300.9	$62,820	$61,858
3100 Clarendon Boulevard (3)	Arlington, VA	Not Applicable	Redevelopment	Q4 2015 (4)	29	261.8	88,623	40,527
Total						562.7	$151,443	$102,385

(1)	Amount includes anticipated development costs as well as estimated lease-up costs.
(2)	Inclusive of tenant improvement and leasing costs. Predominately tenant improvement and leasing costs for the lease-up of each property remain and will vary by tenant and by market.
(3)
The Current Asset Basis presented is that of the office and Metro retail portions of the property only. The street retail portion of the property remained in service and street retail tenants remained in occupancy during the redevelopment.

(4)	The redevelopment of the office tower and the retail facade improvements are complete; there are some remaining plaza components that will be completed during the third quarter of 2016.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related costs, and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross Assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross Real Estate Assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI also excludes amounts attributable to unconsolidated joint venture assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Jed Reagan	Anthony Paolone, CFA	Steve Manaker, CFA
D.A. Davidson & Company	Green Street Advisors	JP Morgan	Oppenheimer & Co.
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue	85 Broad Street
New York, NY 10016	Newport Beach, CA 92660	34th Floor	New York, NY 10004
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179	Phone: (212) 667-5950
Phone: (212) 622-6682

David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA
Robert W. Baird & Co.	Erin Aslakson	SunTrust Robinson Humphrey
200 Public Square	Stifel, Nicolaus & Company	711 Fifth Avenue, 14th Floor
Suite 1650	One South Street	New York, NY 10022
Cleveland, OH 44139	16th Floor	Phone: (212) 319-5659
Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015

GAAP net income applicable to common stock	$80,072	$10,372	$125,644	$(1,875)	$29,976	$90,444	$49,221
Depreciation (1)(2)	31,442	31,639	30,867	31,093	35,935	63,081	72,032
Amortization (1)	17,418	17,822	17,257	14,037	14,971	35,240	29,657
Impairment loss (1)	8,308	—	—	34,815	5,354	8,308	5,354
Loss / (gain) on sale of properties (1)	(78,987)	20	(114,412)	(17,140)	(26,611)	(78,967)	(36,684)
NAREIT funds from operations applicable to common stock	58,253	59,853	59,356	60,930	59,625	118,106	119,580
Adjustments:
Acquisition costs	5	12	644	128	3	17	147
Loss / (gain) on extinguishment of swaps	—	—	(94)	—	132	—	132
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	—	278	—	—	—	—
Core funds from operations applicable to common stock	58,258	59,865	60,184	61,058	59,760	118,123	119,859
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	643	647	642	646	608	1,290	1,259
Depreciation of non real estate assets	175	204	226	168	165	379	361
Straight-line effects of lease revenue (1)	(3,127)	(7,848)	(4,960)	(2,519)	(3,745)	(10,975)	(8,255)
Stock-based and other non-cash compensation expense	1,477	1,928	2,051	2,622	1,692	3,405	2,417
Amortization of lease-related intangibles (1)	(1,290)	(1,238)	(1,202)	(1,145)	(1,102)	(2,528)	(2,224)
Acquisition costs	(5)	(12)	(644)	(128)	(3)	(17)	(147)
Non-incremental capital expenditures	(6,455)	(9,996)	(13,939)	(8,269)	(11,641)	(16,451)	(21,928)
Adjusted funds from operations applicable to common stock	$49,676	$43,550	$42,358	$52,433	$45,734	$93,226	$91,342

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015

Net income attributable to Piedmont	$80,072	$10,372	$125,644	$(1,875)	$29,976	$90,444	$49,221
Net income attributable to noncontrolling interest	4	4	3	4	4	8	8
Interest expense	16,413	16,385	17,978	18,832	18,172	32,798	37,188
Depreciation	31,616	31,843	31,093	31,261	36,100	63,459	72,393
Amortization	17,418	17,822	17,257	14,037	14,971	35,240	29,657
Acquisition costs	5	12	644	128	3	17	147
Impairment loss	8,308	—	—	34,815	5,354	8,308	5,354
Net (recoveries) / loss from casualty events and litigation settlements	—	—	278	—	—	—	—
Loss / (gain) on sale of properties	(78,987)	20	(114,412)	(17,140)	(26,611)	(78,967)	(36,684)
Core EBITDA	74,849	76,458	78,485	80,062	77,969	151,307	157,284
General & administrative expenses	8,364	7,869	7,646	8,246	8,102	16,232	14,518
Management fee revenue	(224)	(292)	(224)	(329)	(232)	(515)	(562)
Other (income) / expense	543	(307)	(992)	(931)	(599)	236	(562)
Straight-line effects of lease revenue	(3,127)	(7,848)	(4,960)	(2,519)	(3,745)	(10,975)	(8,255)
Amortization of lease-related intangibles	(1,290)	(1,238)	(1,202)	(1,145)	(1,102)	(2,528)	(2,224)
Property net operating income (cash basis)	79,115	74,642	78,753	83,384	80,393	153,757	160,199
Deduct net operating (income) / loss from:
Acquisitions	(5,437)	(5,215)	(2,997)	(893)	(667)	(10,652)	(1,179)
Dispositions	(985)	(1,985)	(7,481)	(13,032)	(11,293)	(2,970)	(23,753)
Other investments	(9)	(126)	(168)	(284)	(248)	(135)	(518)
Same store net operating income (cash basis)	$72,684	$67,316	$68,107	$69,175	$68,185	$140,000	$134,749

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015

Equity in income of unconsolidated joint ventures	$111	$115	$135	$135	$124	$226	$283

Interest expense	—	—	—	—	—	—	—

Depreciation	61	61	60	61	62	122	123

Amortization	16	16	16	16	16	32	32

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	—	—	—

Core EBITDA	188	192	211	212	202	380	438

General and administrative expenses	34	4	6	10	18	38	27

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	222	196	217	222	220	418	465

Straight-line effects of lease revenue	—	1	(3)	(3)	(5)	1	(10)

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$222	$197	$214	$219	$215	$419	$455

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Revenues:
Rental income	$—	$—	$—	$19	$—	$—	$—
Tenant reimbursements	—	—	67	—	(3)	—	(3)
Property management fee revenue	—	—	—	—	—	—	—
Other rental income	—	—	—	—	—	—	—
	—	—	67	19	(3)	—	(3)
Expenses:
Property operating costs	—	—	(3)	3	(1)	—	(1)
Depreciation	—	—	—	—	—	—	—
Amortization	—	—	—	—	—	—	—
General and administrative	1	—	(1)	—	1	1	1
	1	—	(4)	3	—	1	—
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Other income / (expense)	—	—	—	—	—	—	—
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	—	—	—	—	—	—

Operating income, excluding impairment loss and gain / (loss) on sale	(1)	—	71	16	(3)	(1)	(3)

Impairment loss	—	—	—	—	—	—	—
Gain / (loss) on sale of properties	—	—	1	(2)	—	—	—

Income from discontinued operations	$(1)	$—	$72	$14	$(3)	$(1)	$(3)

Piedmont Office Realty Trust, Inc.
Property Detail
As of June 30, 2016
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	92.1%	88.1%	88.1%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	98.4%	98.4%	89.2%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	46.9%	46.9%	42.0%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	100.0%
The Medici	Atlanta	GA	100.0%	2008	158	96.8%	96.8%	88.6%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%
Galleria 300	Atlanta	GA	100.0%	1987	432	95.1%	87.5%	86.8%
Glenridge Highlands One	Atlanta	GA	100.0%	1998	288	96.5%	88.2%	78.1%
Metropolitan Area Subtotal / Weighted Average					2,064	93.8%	90.9%	86.5%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
80 Central Street	Boxborough	MA	100.0%	1988	150	87.3%	87.3%	86.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	100.0%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	100.0%	100.0%	100.0%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	272	100.0%	100.0%	100.0%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,627	98.8%	98.8%	98.7%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	66.3%	66.3%	66.3%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	100.0%
Two Pierce Place	Itasca	IL	100.0%	1991	486	96.7%	96.7%	88.5%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	70.6%	70.6%	68.0%
500 West Monroe Street	Chicago	IL	100.0%	1991	967	88.4%	71.8%	66.0%
Metropolitan Area Subtotal / Weighted Average					2,094	88.7%	81.0%	76.3%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)
Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	94.4%	87.9%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	91.8%	91.8%	91.8%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	99.1%	99.1%	99.1%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	89.2%	88.5%	88.1%
One Lincoln Park	Dallas	TX	100.0%	1999	262	95.0%	92.7%	90.8%
161 Corporate Center	Irving	TX	100.0%	1998	105	100.0%	100.0%	100.0%
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	96.6%	93.8%	87.1%
Metropolitan Area Subtotal / Weighted Average					1,798	96.6%	95.1%	93.3%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	86.7%	83.4%	83.4%
US Bancorp Center	Minneapolis	MN	100.0%	2000	933	89.9%	87.2%	87.2%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	190	98.4%	94.2%	94.2%
Metropolitan Area Subtotal / Weighted Average					1,619	91.5%	88.9%	88.9%
New York
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	97.4%	97.4%	93.9%
60 Broad Street	New York	NY	100.0%	1962	1,033	100.0%	100.0%	96.1%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	300	93.3%	64.7%	64.7%
Metropolitan Area Subtotal / Weighted Average					1,767	98.4%	93.5%	90.7%
Orlando
400 TownPark	Lake Mary	FL	100.0%	2008	176	100.0%	94.9%	94.9%
SunTrust Center	Orlando	FL	100.0%	1988	651	88.5%	88.5%	85.7%
Metropolitan Area Subtotal / Weighted Average					827	90.9%	89.8%	87.7%
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	82.9%	66.2%	66.2%
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	90.2%	87.6%	63.6%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	80.4%	80.4%	80.4%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	308	56.5%	40.3%	32.1%
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	116	36.2%	36.2%	—%
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	—%	—%	—%
One Independence Square	Washington	DC	100.0%	1991	334	77.2%	60.5%	4.5%
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	—%	—%	—%
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	60.5%	60.5%	60.1%
Arlington Gateway	Arlington	VA	100.0%	2005	326	84.4%	77.0%	66.6%
Metropolitan Area Subtotal / Weighted Average					3,041	73.1%	67.2%	55.9%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Other
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	100.0%	99.2%	98.7%
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	93.3%	93.3%	93.3%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%
150 West Jefferson	Detroit	MI	100.0%	1989	490	88.2%	88.2%	88.2%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	85.8%	85.8%	85.8%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Subtotal / Weighted Average					3,615	97.6%	97.5%	97.5%

Grand Total					18,452	91.4%	88.3%	84.8%

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2016 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory and socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space, may cause our operating results to suffer and decrease the value of our real estate properties; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office market in general and of the specific markets in which we operate, particularly in Chicago, Washington, D.C., and the New York metropolitan area, where we have high concentrations of office properties; the illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; development and construction delays and resultant increased costs and risks may negatively impact our operating results; our real estate development strategies may not be successful; future terrorist attacks in the major metropolitan areas in which we own properties could significantly impact the demand for, and value of, our properties; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may negatively affect us and could cause us to recognize impairment charges on our long-lived assets or goodwill or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; future offerings of debt or equity securities may adversely affect the market price of our common stock; changes in market interest rates may have an effect on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.